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                                                                    EXHIBIT 99.2


                    FORM OF NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Digital Lightwave, Inc. (the "Corporation"):

         Optionee:
                  -------------------------------------------------------------

         Equity Edge Option Number:
                                   --------------------------------------------

         Grant Date:
                    -----------------------------------------------------------

         Vesting Commencement Date:
                                   --------------------------------------------

         Exercise Price:
                        -------------------------------------------------------

         Number of Option Shares:
                                 ----------------------------------------------

         Expiration Date:
                         ------------------------------------------------------

         Type of Option:                      Non-Qualified Stock Option
                            --------------

                                              Incentive Stock Option
                            --------------

         Exercise Schedule: Subject to the terms of the Stock Option Agreement attached hereto as Exhibit A, the Option shall become exercisable for the Option Shares in three annual installments as follows:

                         Number of Option Shares:                 Date:
                         -------------------------------------    ---------------------------------

                         -------------------------------------    ---------------------------------

                         -------------------------------------    ---------------------------------

                         -------------------------------------    ---------------------------------

         In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

         By signing and returning a copy of this Notice of Grant to the Company, Optionee acknowledges that Optionee understands and agrees that the Option is granted subject to and in


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accordance with the terms of the Digital Lightwave, Inc. 2001 Stock Option Plan
(the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices. Optionee acknowledges that he or she will carefully review a copy of the official prospectus for the Plan before deciding to exercise the option.

                  Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:
      ----------------------------

                                       DIGITAL LIGHTWAVE, INC.



                                       By:
                                          -------------------------------------
                                       Title:  Chairman, President & CEO
                                             ----------------------------------


                                       AGREED TO:



                                       ----------------------------------------
                                                 OPTIONEE (SIGNATURE)



                                       Address:
                                               --------------------------------

                                       ----------------------------------------


ATTACHMENT
Exhibit A - Stock Option Agreement